UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      June 11, 2007
O. I. CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	0-6511 (Commission File Number)	73-0728053 (IRS Employer Identification No.)

151 Graham Road, P.O. Box 9010, College Station, Texas (Address of principal executive offices)	77842-9010 (Zip Code)
Registrant’s telephone number, including area code: (979) 690-1711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☑     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.
On June 11, 2007, O. I. Corporation issued a press release announcing that it intends to commence a repurchase of 300,000 shares of its common stock pursuant to a modified Dutch auction tender offer. A copy of the press release is attached as Exhibit 99.1 hereto and its contents are incorporated herein by reference.
Important Information Regarding Tender Offer
The announcement contained in the press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of O. I. Corporation common stock. O. I. Corporation has not commenced the tender offer described in the press release. Upon commencement of the tender offer, O. I. Corporation will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. O. I.’s shareholders should read the offer to purchase, the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Shareholders can obtain these documents when they are filed. These documents will be available free of charge on the Securities and Exchange Commission’s website at www.sec.gov, or by calling D.F. King & Co., Inc., the information agent for the tender offer, toll-free at (800) 659-5550.
Item 9.01. Exhibits and Financial Statements.
(d)  Exhibits
Exhibit 99.1     Press Release of O. I. Corporation dated June 11, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O. I. CORPORATION Date: June 11, 2007
By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster,
Chief Executive Officer/Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of O. I. Corporation dated June 11, 2007